UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2010

Pacific Biomarkers, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On December 6, 2010, Pacific Biomarkers, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The following proposals were voted on at the meeting, with the following results:

Proposal No. 1

All nominees for election to the Board of Directors listed in the proxy statement for the 2010 Annual Meeting were elected as follows:

Nominee	For	Withheld	Broker Non-Votes
Ronald R. Helm	4,334,412	336,441	7,848,894
Mario R. Ehlers	4,323,079	347,774	7,848,894
Paul G. Kanan	4,323,079	347,774	7,848,894
Richard W. Palfreyman	4,323,079	347,774	7,848,894
Curtis J. Scheel	4,334,412	336,441	7,848,894
Stanley L. Schloz	4,414,754	256,099	7,848,894
Kenneth R. Waters	4,319,746	351,107	7,848,894

Proposal No. 2

Stockholders approved ratification of the appointment of PMB Helin Donovan, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011 by the following votes:

For	Withheld	Abstain
11,108,404	1,409,343	2,000

Item 8.01 Other Events

On December 8, 2010, the Company implemented an immediate reduction in force of 8 employees. This reduction in force represents 12% of the Company’s staff, both in headcount and in compensation expense. As part of the reduction in force, the Company paid severance benefits to affected employees. The Company expects to expense a substantial portion of the costs associated with the reduction in force in the second quarter of fiscal 2011.

During the remainder of fiscal 2011, the Company intends to undertake additional cost reduction efforts, with a goal of reducing its overall operating expenses on an annualized basis by 10% (5% for fiscal 2011).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biomarkers, Inc.

December 10, 2010	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer